                                                                     EXHIBIT 4.2

                                                                Piggyback Rights


                        WARRANT HOLDER RIGHTS AGREEMENT

          This Warrant Holder Rights Agreement ("Agreement") is made as of the

31st day of December, 1996 by and among Cinema Ride, Inc. and Finova Technology
----        --------------                                    -----------------
Finance, Inc. ("Investor").
------------

          The parties hereby agree as follows:

          1.        Certain Definitions.  As used in this Agreement, the
                    -------------------
following terms shall have the following meanings:

          "Commission" shall mean the Securities and Exchange Commission or any
          ------------
other federal agency at the time administering the Securities Act.

          "Company's Common Stock" or "Common Stock" shall mean the Common
          ------------------------    --------------
Stock, par value $.Ol per share, of the Company.

          A "Controlling Person" of a particular entity shall mean a person that
            --------------------
controls such entity within the meaning of Section 15 of the Securities Act.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended.

          "Holder" shall mean Investor and any other person holding Registrable
           ------
Securities to whom the rights under the Agreement have been transferred in accordance with Section 10.

          "Investor" shall mean Finova Technology Finance, Inc.
           --------             ------------------------------

          "Public Offering" means an underwritten public offering of the Company
          -----------------
pursuant to an effective registration statement under the Securities Act.

          "Registrable Securities" shall mean (i) the Shares; and (ii) any
          -----------------------
Common Stock of the Company issued or issuable in respect of the Shares upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the Shares.

          The terms "register," "registered" and "registration" shall refer to a
                    ----------- ------------     --------------
registration effected by preparing and filing a registration statement in compliance

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with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses, except as otherwise
          -----------------------
stated below, incurred by the Company including, without limitation all registration, qualification and filing fees, printing expenses, escrow fees, messenger and delivery expenses, fees and disbursements of counsel, accountants, investment bankers and other person retained by the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

          "Restricted Securities" shall mean the Warrants, the Shares and any
          -----------------------
other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event.

          "Securities Act" means the Securities Act of 1933, as amended.
          ----------------

          "Selling Expenses" shall mean all underwriting discounts, selling
          ------------------
commissions and stock transfer taxes applicable to the securities registered by the Holders.

          "Shares" shall mean the shares of the Company's Common Stock issuable
           ------
to a Holder pursuant to the exercise by such Holder of the Warrants.

          "Warrants" shall mean the warrants issued to Investor to purchase
           --------
100,000 Shares (subject to adjustment).
-------

          Any other capitalized term used herein which is not otherwise defined above shall have the meaning set forth in the Loan Agreement.

          2.        Restrictions upon Transfer.
                    --------------------------

          Each certificate representing Restricted Securities shall be stamped or otherwise imprinted with a legend in the form provided in Exhibit A attached hereto (in addition to any legend required under applicable state securities laws). Investor hereby consents to the Company making a notation on its records and giving instructions to any transfer agent of the Company's Common Stock in order to implement the restrictions on transfer established in this Agreement.

          3.     Company Registration.
                 --------------------

          3.1       Notice of Registration.  If at any time or from
                    ----------------------
time to time the Company shall determine to register any of its Common Stock exclusively for cash, either for its own account or the account of security holders, other than (i) a registration on Form S-8 or otherwise relating solely to employee benefit plans, (ii) a registration on Form S-4, or (iii) a registration on any other form which does not permit secondary sales, the Company will:

                    (a)    promptly give to each Holder written notice thereof;
and

                    (b) except as set forth in Section 3.2 below, include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all Registrable Securities as are specified in a written request or requests, actually received by the Company within 15 days after receipt of such written notice from the Company, by any Holder.

          3.2       Underwriting.  If the registration of which the Company
                    ------------
gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.1 (a). In such event the right of any Holder to registration pursuant to Section 3.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. The foregoing shall include, without limitation, such powers of attorney and escrow agreements as the underwriters may require. Notwithstanding any other provision of Section 3.1, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

          3.3       Company Termination of Registration.  The Company reserves
                    -----------------------------------
the right to terminate any such registration at anytime and for any reason without liability to any Holder.

          3.4       Expenses.  All Selling Expenses relating to securities
                    --------
registered on behalf of the Holders in connection with a registration pursuant to this Section 4 shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered and all Registration Expenses shall be borne by the Company.

          4.        Delay of Registration.   No Holder shall have any right to
                    ---------------------
obtain or seek an injunction, restraining or otherwise delaying any registration as the result of any controversy that might arise under this Agreement.

          5.        Registration Procedures.  In the case of each registration,
                    -----------------------
qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. The Company will:

          (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective;

          (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders and underwriters may reasonably request in order to facilitate the public offering of such securities.

          6.        Indemnification.
                    ---------------

          6.1       Indemnification by Company.  To the extent permitted by law,
                    --------------------------
the Company will indemnify each Holder, each of its officers, directors, shareholders, employees, representatives and partners, and each Controlling Person of such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each Controlling Person of any underwriter, against all expenses, claims, losses, damages or liabilities (or actions in respect thereon, including any of the foregoing incurred in any investigation or inquiry or in any settlement of any litigation commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, or any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, shareholders, employees, representatives and partners, and each such Controlling Person, each such underwriter and each such Controlling Person of any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 6.1 shall not (i) apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); (ii) apply to any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, or controlling person; or (iii) inure to the benefit of any underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Registrable Securities which are the subject thereof (or to the benefit of any person controlling such underwriter) with respect to a preliminary prospectus or final prospectus if such underwriter (if required by the Act) failed to send or give a copy of the most recent prospectus, if the most recent prospectus furnished by the Company shall correct the untrue statement or alleged untrue statement or omission or alleged omission which is the basis of the loss, claim, damage, liability, or action for which indemnification is sought, to such person at or prior to the written confirmation of the sale of such Registrable Securities to such person. This indemnity will be in addition to any liability which the Company may otherwise have.

          6.2       Indemnification by Holders.  To the extent permitted by law,
                    --------------------------
each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, shareholders, employees, representatives, attorneys and partners, each underwriter, if any, of the Company's securities covered by such a registration statement, each Controlling Person of the Company or such underwriter, and each other Holder, each of such other Holder's officers, directors, shareholders, employees, representatives and partners and each Controlling Person of such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in any investigation or inquiry or in any settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Company in connection with any such registration, qualification or compliance, and each Holder will reimburse the Company, such other Holders, such directors, officers, shareholders, employees, representatives, attorneys, partners, such underwriters and such Controlling Persons for any legal or any other expenses actually incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement), omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document or such violation (or alleged violation) is committed, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use in any such registration statement, prospectus, offering circular or other document; provided, however, that the indemnity agreement contained in this Section 6.2 shall not (i) apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); or (ii) inure to the benefit of any underwriter from whom the person asserting any such loss, claim damage or liability purchased the Registrable Securities which are the subject thereof (or to the benefit of any person controlling such underwriter) with respect to a preliminary prospectus or final prospectus if such underwriter (if required by the Act) failed to send or give a copy of the most recent prospectus, if the most recent prospectus furnished by the Company shall correct the untrue statement or alleged untrue statement or omission or alleged omission which is the basis of the loss, claim, damage, liability, or action for which indemnification is sought, to such person at or prior to the written confirmation of the sale of such

Registrable Securities to such person. This indemnity will be in addition to any liability which each Holder may otherwise have.

          6.3       Defense of Claims.  Each party entitled to indemnification
                    -----------------
under Sections 6.1 or 6.2 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under the Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. Notwithstanding the foregoing, however, (i) if the Indemnified Party reasonably determines that there may be a conflict between the positions of the Indemnifying Party and of the Indemnified Party in connection with the defense of such action, suit, investigation, inquiry or other proceeding or that there may be legal defenses available to such Indemnified Party different from or in addition to those available to the Indemnifying Party, then counsel for the Indemnified Party shall be entitled to conduct a defense to the extent reasonably determined by such counsel to be necessary to protect the interest of the Indemnified Party, and (ii) in any event, the Indemnified Party shall be entitled to have counsel chosen by such Indemnified Party participate in, but not to conduct, the defense. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as a unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          6.4       Contribution.  If the indemnification provided in
                    ------------
either Section 6.1 or Section 6.2 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party thereunder shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand, and of the Indemnified Party, on the other hand, in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided, however, that no person guilty of
                                    --------  -------
fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each party entitled to contribution agrees that upon service of a summons or other initial legal process upon such party in connection with any action instituted against such party in respect of which contribution may be sought, such party will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation such party or parties may have hereunder, or otherwise (except as specifically provided in Section 6.3 above).

          7.        Information from Holders.  The Holder or Holders of
                    ------------------------
Registrable Securities included in any registration shall, as a condition precedent to the Company's obligation to register the securities of such Holder or Holders, fumish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. At the request of the Company, each Holder who is including any Registrable Securities in the registration shall deposit in escrow with an escrow agent chosen by the Company those Registrable Securities which such Holder proposes to sell, accompanied by an irrevocable power of attorney authorizing the escrow agent to, without limitation, sell such Registrable Securities to the underwriter upon the effectiveness of the registration statement.

          8.        Standoff Agreement.  Each Holder agrees, in connection with
                    ------------------
any public offering of the Company's Common Stock, upon request of the Company or the underwriters managing such public offering of the Company's Common Stock, not to sell, make any short sale of, loan, grant any option or right to purchase, or otherwise dispose of in any public sale or distribution, any Registrable Securities or any securities convertible into or exchangeable or exercisable for Common Stock (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time before and after (not to exceed 60 days before and 180 days after) the effective date of such registration as may be requested by the underwriters; provided, that the officers and directors of the Company who own Common Stock of the Company also agree to such restrictions on the shares held by them.

          9.        Transfer of Rights.  The registration rights hereunder may
                    ------------------
be assigned only to a party who acquires at least 20% of the Registrable Securities; provided, however that no party may be assigned any of the foregoing
            --------  -------
rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such
                    -------- -------
assigned rights subject to all the terms and conditions of this Agreement.

          10.       Termination of Registration Rights.  The right of any
                    ----------------------------------
Holder to request registration or inclusion in any registration pursuant to Sections 3 or 4 hereof shall terminate at such time as such Holder may sell all Registrable Securities owned by him under Rule 144 during any 90 day period.

          11.       Miscellaneous.
                    -------------

          11.1      Amendments and Waivers.  The provisions of this Agreement,
                    ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least 66-2/3% of the Registrable Securities.

          11.2      Notices.  All notices and other communications provided for
                    -------
or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air courier guaranteeing overnight delivery:

          (a) if to a Holder of Registrable Securities, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 11.2, which address initially is as follows:

          FINOVA TECHNOLOGY FINANCE, INC.
          10 WATERSIDE DRIVE
          FARMINGTON, CT 06032
          ATTENTION: MR. DICK SCHWARTZ
          TELECOPY NO.: (860) 676-1814

and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 11.2.

          (b)    if to the Company, initially at:

          CINEMA RIDE, INC.
          12001 VENTURA PLACE, SUITE 340
          STUDIO CITY, CALIFORNIA 91604
          ATTENTION: MR. MITCH FRANCIS
          TELECOPY NO.: (818) 761-1072

and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 11.2.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, first class postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          11.3      Successors and Assigns.  Subject to the provisions of
                    ----------------------
Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities.

          11.4      Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          11.5      Headings.  The headings of this Agreement are for
                    --------
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          11.6      Governing Law and Venue.  This Agreement is to be governed
                    -----------------------
by and construed in accordance with the laws of the State of California. Any suit brought hereon shall be brought in the state or federal courts sitting in Los Angeles, California, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.

          11.7      Attorneys' Fees.  If either the Company or any Holder shall
                    ---------------
bring an action against the other by reason of the breach of any covenant, provision or condition hereof, or otherwise arising out of this Agreement, the unsuccessful party shall pay to the prevailing party its reasonable attorneys' fees and costs in addition to any other relief to which it may be entitled.

          11.8      Severability.  In the event that any one or more of the
                    ------------
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          11.9      Entire Agreement.  This Agreement is intended by the parties
                    ----------------
as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understanding between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                       "COMPANY"

                                       CINEMA RIDE, INC.


                                       By: /s/ Mitch Francis
                                          ---------------------------
                                       Its: President

                                       "INVESTOR"


                                       By: /s/ Richard Schwartz
                                          ---------------------------
                                       Its: Senior Vice President

                                   EXHIBIT A

     "The securities evidenced or constituted hereby have been acquired for investment purposes and have not been registered under the Securities Act of 1933, as amended. Such securities may not be sold, transferred, pledged or hypothecated unless (i) effected in compliance with that certain Warrant Holder Rights Agreement, dated as of December 31, 1996, among the Company and the other signatories thereto, and (ii) the registration provisions of said Act and any applicable state securities or "blue sky" laws have been complied with or the Company has received an opinion of counsel reasonably satisfactory to the Company that such registration is not required."